ASSET PURCHASE AGREEMENT

                                     BETWEEN

                              ELTRAX SYSTEMS, INC.,

                                       AND

                             EMERALD ARCHIVING, INC.







                             Dated February 19, 1996



                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I              SALE AND PURCHASE OF ASSETS..............................................................  1
         1.1           Transfer of Assets.......................................................................  1
         1.2           Excluded Assets..........................................................................  2
         1.3           Assumed Liabilities by Buyer.............................................................  2
         1.4           Liabilities Not Assumed..................................................................  3
         1.5           Sublease.................................................................................  3

ARTICLE II             PURCHASE PRICE...........................................................................  3
         2.1           Purchase Price and Payment...............................................................  3
         2.2           Allocation of Purchase Price.............................................................  3

ARTICLE III            CLOSING..................................................................................  4
         3.1           Closing Date.............................................................................  4
         3.2           Deliveries of Seller.....................................................................  4
         3.3           Deliveries of Buyer......................................................................  4

ARTICLE IV             REPRESENTATIONS AND WARRANTIES OF SELLER.................................................  5
         4.1           Seller's Organization....................................................................  5
         4.2           Due Authorization, Execution and Delivery; Effect of Agreement...........................  5
         4.3           Financial Statements.....................................................................  5
         4.4           Absence of Certain Changes or Events.....................................................  5
         4.5           Title to Assets..........................................................................  6
         4.6           Real Properties..........................................................................  6
         4.7           Patents, Trademarks, Etc.................................................................  6
         4.8           Commitments..............................................................................  6
         4.9           Litigation...............................................................................  6
         4.10          Compliance with Laws.....................................................................  6
         4.11          Taxes....................................................................................  7
         4.12          Consents.................................................................................  7
         4.13          Assets of Business.......................................................................  7
         4.14          Brokers..................................................................................  7

ARTICLE V              REPRESENTATIONS AND WARRANTIES OF BUYER..................................................  7
         5.1           Buyer's Organization.....................................................................  7
         5.2           Due Authorization, Execution and Delivery; Effect of Agreement...........................  7

ARTICLE VI             CLOSING CONDITIONS.......................................................................  8
         6.1           Conditions to Buyer's Obligation to Close................................................  8
         6.2           Conditions to Seller's Obligation to Close...............................................  8

ARTICLE VII            COVENANTS................................................................................  9
         7.1           Confidentiality Agreement of Seller After Closing........................................  9
         7.2           Non-Competition by Seller................................................................ 10
         7.3           Access to Business....................................................................... 10
         7.4           Transactional Tax Undertakings........................................................... 10
         7.5           Eltrax Employees......................................................................... 10
         7.6           Escrow Arrangement....................................................................... 11
         7.7           Future UCC Financing Statements.......................................................... 12
         7.8           Payment of Assumed Liabilities........................................................... 12

ARTICLE VIII           SURVIVAL, LIMITATION, INDEMNIFICATION AND
                       RELATED MATTERS.......................................................................... 12
         8.1           Survival................................................................................. 12
         8.2           Indemnification by Seller................................................................ 12
         8.3           Limitation............................................................................... 12
         8.4           Indemnification by Buyer................................................................. 13
         8.5           Notice of Indemnification Claim.......................................................... 13
         8.6           Reduction of Indemnification Claims...................................................... 13
         8.7           Indemnification Procedure for Third-Party Claims......................................... 13
         8.8           Exclusive Remedy......................................................................... 14

ARTICLE IX             TERMINATION.............................................................................. 14
         9.1           Methods of Termination................................................................... 14
         9.2           Procedure Upon Termination............................................................... 14

ARTICLE X              MISCELLANEOUS............................................................................ 15
         10.1          Entire Agreement......................................................................... 15
         10.2          Successors and Assigns................................................................... 15
         10.3          Counterparts............................................................................. 15
         10.4          Headings................................................................................. 15
         10.5          Modifications and Waivers................................................................ 15
         10.6          Expenses................................................................................. 15
         10.7          Notices.................................................................................. 16
         10.8          Governing Law............................................................................ 17
         10.9          Public Announcements..................................................................... 17
         10.10         Further Assurances....................................................................... 17
         10.11         Severability............................................................................. 17
         10.12         No Third Party Beneficiaries............................................................. 17
         10.13         Arbitration.............................................................................. 17


EXHIBITS

         2.1           Form of Purchase Price Promissory Note
         3.2(a)        Form of Sublease, Consent and Estoppel Certificate
         3.2(c)        Form of Opinion of Seller's Counsel
         3.3(f)        Form of Opinion of Buyer's Counsel
         6.2(e)        Form of Transfer and Assumption Agreement

SCHEDULES

         Disclosure Schedule

         1.1(a)        List of Furnishings and Equipment
         1.1(b)        Inventory List
         1.1(f)        List of Contracts and Commitments
         1.1(g)        Customer and Vendor Materials
         1.3           Accounts Payable by Buyer
         2.2           Allocation of Purchase Price
         4.8           Commitments
         7.5(a)        Terminated Employees
         7.5(b)        Loaned Employees
         7.5(c)        Production Supervisor





                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT, made and entered into this 19th day of February, 1996, is by and between Eltrax Systems, Inc., a Minnesota corporation ("Seller"), and Emerald Archiving, Inc., a Florida corporation ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Seller is primarily engaged in the business of providing services to its clients to convert radiographic film to digitized images and data and to store these images and data onto optical laser disks (the "Business"); and

         WHEREAS, Buyer desires to purchase, and Seller desires to sell, the assets and properties of Seller employed or held in connection with the Business, and, as part of such purchase and sale, Buyer is willing to assume certain obligations and liabilities pertaining to the Business;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:


                                    ARTICLE I

                           SALE AND PURCHASE OF ASSETS

         1.1 Transfer of Assets. Subject to the terms and conditions of this Agreement, and except as otherwise provided in Section 1.2 hereof, Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase, acquire and accept from Seller, all of Seller's right, title and interest in and to the following assets, properties, rights and contracts employed in connection with the Business, wherever located, whether tangible or intangible, real, personal or mixed (collectively the "Assets"), free and clear of all liens, security interests, or other encumbrances of any character whatsoever ("Encumbrances"). The Assets include the assets, properties, rights, contracts and claims described in the following paragraphs (a) through (g):

         (a) title to all the furnishings, furniture, office supplies, vehicles, spare parts, tools, machinery and equipment that are used in the operation of the Business as set forth on Schedule 1.1(a) (the "Equipment");

         (b) all quantities of inventory, including, without limitation, raw materials, work-in-process, finished goods, and supplies, used in connection with the Business as set forth on Schedule 1.1(b);

         (c) all rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products or services of the Business, or affecting the Assets to the extent assignable;

         (d) all rights and interests of Seller, if any, in and to research, development and commercially practiced processes, trade secrets, know-how, inventions and other technical information whether owned by Seller or licensed from third parties by Seller which are used in connection with the Business;

         (e) all information and material necessary to maintain compliance with all applicable requirements of the United States Food and Drug Administration ("FDA") related to the Business, and all rights and interests of Seller in and to the FDA clearance for the Eltrax optical disk image archiving system, to the extent assignable;

         (f) all contracts, agreements, arrangements of any kind to which Seller is a party (including the Commitments as defined in Section 4.8) which relate to the Business or the Assets, which are set forth on Schedule 1.1(f), to the extent assignable; and

         (g) all customer and vendor lists relating to the Business, and all files and documents (including credit information) relating to such customers and vendors, and other business and financial records, files, books and documents relating to the Assets and/or the Business, including, but not limited to, computer programs (including computer modeling programs), manuals and data, sales and advertising materials, sales, distribution and purchase correspondence relating to the Assets and/or the Business, all as set forth on Schedule 1.1(g); provided, however, that Seller will be permitted to keep originals (and provide copies to Buyer) of those documents that Seller reasonably believes it must maintain for audit purposes. Seller will make such original documents available for inspection by Buyer upon Buyer's reasonable request.

         1.2 Excluded Assets. The parties to this Agreement expressly understand and agree that Seller is not hereunder selling, assigning, transferring or conveying to Buyer any of the following assets, rights and properties (the "Excluded Assets"):

         (a) any policies of liability and other insurance relating to the Business or the Assets or any rights thereunder;

         (b) except as otherwise set forth in the last sentence of Section 1.3 hereof, any right, title and interest under all leases, contracts, agreements, licenses, permits, exemptions, franchises, variances, waivers, consents, approvals and other authorizations which are not transferable without consent (unless such consent has been obtained);

         (c) all assets related to the Eltrax rapid admit card system and the business related thereto,

         (d) cash and accounts receivable, whether or not related to the Business.

         1.3 Assumed Liabilities by Buyer. Buyer hereby assumes and agrees to pay, indemnifies, perform and discharge as and when due the following liabilities and obligations, to the extent relating to or arising from the
Business:

         (a) Only those payables related to the Business incurred in the ordinary course of business of Seller and reflected on Schedule 1.3, including without limitation certain equipment maintenance agreements, plus those payables related to the Business incurred in the ordinary course of business after the Closing Date, together with any interest or other carrying charges that may be due or become due thereon ("Accounts Payable"); and

         (b) All liabilities and obligations of Seller not performed or satisfied as of the date hereof under all Commitments (as defined in Section 4.8).

         1.4 Liabilities Not Assumed. Except as specifically set forth in
Section 1.3, Buyer does not assume and will not be liable for any liabilities or obligations of Seller, whether known, unknown, contingent, absolute, determined, indeterminable or otherwise on the date hereof, whether incurred or accruing prior to, on or after the date hereof, and whether or not relating to or arising from the Business.

         1.5 Sublease. Buyer and Seller agree to enter into a Sublease, Consent and Estoppel Certificate in the form attached hereto as Exhibit 3.2(a). Such Sublease shall cover a mutually agreeable portion of Seller's current premises, and the term of which shall expire on June 30, 1996.

                                   ARTICLE II

                                 PURCHASE PRICE

         2.1 Purchase Price and Payment. The purchase price to be paid by Buyer to Seller for the Assets (in addition to the assumed liabilities as set forth in Section 1.3 hereof) will be an amount equal to Two Hundred Eighty Thousand Dollars ($280,000.00) (the "Purchase Price"), payable as follows:

                  (a) Cash at Closing. At the Closing, Buyer will pay to Seller One Hundred Thousand Dollars ($100,000) by delivering to Seller either a cashier's check or via wire transfer.

                  (b) Purchase Price Promissory Note. Buyer will also deliver to Seller a Promissory Note in the principal amount of One Hundred Eighty Thousand Dollars ($180,000), under which interest will accrue on the entire outstanding principal thereof only if and when a principal payment is not made within sixty (60) days after it is due, which interest would accrue at the annual rate of ten percent (10%), and which note will be secured through Buyer's grant of a second lien perfected security interest in and to the Assets behind only a first lien security interest in favor of Buyer's lender, GE Capital Small Business Finance, a unit of General Electric Capital Corporation ("GE") (the "Purchase Price Note"). The Purchase Price Note will be accompanied by a security agreement in a form acceptable to Seller. The Purchase Price Note will be payable as follows: (i) eight monthly payments of $2,500.00 each beginning on a date thirty (30) days after the Closing Date and ending eight (8) months after Closing; (ii) fifty-three (53) monthly payments of $3,000.00 each beginning in the ninth (9th) month following the Closing Date, and ending on the sixty-first (61st) month after Closing; and (iii) one payment of $1,000.00 in the sixty-second (62nd) month after the Closing.

         2.2 Allocation of Purchase Price. The Purchase Price will be allocated among the Assets in accordance with Schedule 2.2. Seller and Buyer will prepare their federal, state, local and foreign tax returns in a manner which is consistent with such allocation.



                                   ARTICLE III

                                     CLOSING

         3.1 Closing Date. The consummation of the transactions contemplated by this Agreement will take place at the Closing on Friday, January 12, 1996, at 10:00 a.m. at the offices of Oppenheimer Wolff & Donnelly, 45 South Seventh Street, Minneapolis, Minnesota, or at such other place or time as the parties shall mutually agree, provided that all conditions to the Closing have been satisfied or waived in writing and the Closing of this transaction shall be deemed effective as of the close of business on the Closing Date.

         3.2 Deliveries of Seller. Seller will deliver the following documents to Buyer:

         (a) an executed Sublease for the facility and Consent to Sublease (with Estoppel Certificate) in the form of Exhibit 3.2(a) hereto;

         (b) a receipt for the Purchase Price;

         (c) the opinion of counsel for Seller, in the form of Exhibit 3.2(c) hereto;

         (d) certified resolutions of the Seller's board of directors approving this transaction;

         (e) assignment and assumption agreements with consent thereto with respect to Seller's maintenance agreements with Fujitsu and DuPont;

         (f) Seller's letter advising FDA of the closing of the transaction contemplated by this Agreement; and

         (g) physical possession of all the Assets.

         3.3 Deliveries of Buyer. Buyer will deliver to Seller the following:

         (a) one hundred thousand dollars ($100,000.00), in accordance with
Section 2.1 hereof;

         (b) the Purchase Price Note in the form of Exhibit 2.1 hereof;

         (c) an executed security agreement granting Seller a second lien security interest in the Assets in a form satisfactory to Seller;

         (d) UCC-1's (for filings in Minnesota and Florida) in a form satisfactory to Seller;

         (e) an executed Sublease in the form of Exhibit 3.2(a) hereto;

         (f) the opinion of counsel for Buyer, in the form of Exhibit 3.3(f) hereto; and

         (g) certified resolutions of the Buyer's board of directors and shareholders approving this transaction.



                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that:

         4.1 Seller's Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

         4.2 Due Authorization, Execution and Delivery; Effect of Agreement. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and
(b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, rule or regulation to which Seller is subject, (ii) violate any order, judgment or decree applicable to Seller, or (iii) conflict with, or result in a breach or default under, the articles of incorporation, the bylaws of Seller; except, in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby or have a material adverse effect on the Business.

         4.3 Financial Statements. Seller has furnished to Buyer unaudited balance sheets as of September 30, 1995 and June 30, 1995 and its unaudited balance sheet as of March 31, 1995 (the Seller's September 30, 1995 balance sheet is hereinafter referred to as the "Latest Balance Sheet") and related statements of income and changes in shareholders' equity for the year to date and year then ended, respectively (together, the "Financial Statements"). To Seller's knowledge, the Financial Statements are in accordance with the books and records of Seller, have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods, and fairly present the financial position of Seller as of the respective dates thereof, the results of the operations and changes in financial position for the periods then ended, all in accordance with generally accepted accounting principles consistently applied throughout the periods.

         4.4 Absence of Certain Changes or Events. Since September 30, 1995, Seller has not (a) suffered any damage, destruction or casualty loss materially and adversely affecting the Business; (b) discharged or, to Seller's knowledge, incurred any material obligation or liability with respect to the Business, except in the ordinary course of business; (c) entered into any transaction with respect to the Business not in the ordinary course of its business, except as permitted in or contemplated by other sections of this Agreement; or (d) sold or disposed of, or encumbered, any Asset, except sales and other dispositions in the ordinary course of business.

         4.5 Title to Assets. Seller has good title or a valid lease with respect to all of the Assets which are material to the Business (including those material Assets related to the Business reflected on the Latest Balance Sheet, except for such Assets sold, consumed or otherwise disposed of in the ordinary course of business since the date of the Latest Balance Sheet), free and clear of all Encumbrances, except Encumbrances which, individually or in the aggregate, do not have a material adverse effect on the Business.

         4.6 Real Properties.

         (a) Seller is tenant under a Lease Agreement dated March 1, 1993, between Skillman Corporation and Seller, under which Seller leases office and warehouse space for 9,121 square feet located at 1775 Old Highway 8, Saint Paul, Minnesota. The Lease expires on September 30, 1998.

         (b) The Lease is in full force and effect and enforceable in accordance with its terms and to Seller's knowledge there does not exist any violation, breach or default thereof or thereunder.

         (c) Seller has not received any written notice of any pending, threatened or contemplated condemnation proceeding affecting the Leasehold Properties or any part thereof, or of any sale or other disposition of the Leasehold Properties or any part thereof in lieu of condemnation.

         4.7 Patents, Trademarks, Etc. Seller does not own any United States or foreign trade names, patents, registered trademarks, copyrights, or applications for any of the foregoing that relate to the Business (the "Patent and Trademark Rights"). To the Seller's knowledge, the conduct of the Business does not conflict with or infringe on any valid trade names, patents, registered trademarks, copyrights or trade secrets of others in any way which materially and adversely affects the business or financial condition of Seller. To Seller's knowledge, Seller is not obligated or under any liability to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, a patent, trademark, tradename, copyright, or other intangible asset with respect to the use of the intangible property in connection with Seller's conduct of the Business.

         4.8 Commitments. Schedule 4.8 contains a list of all contracts, agreements and commitments to which Seller is a party and which are individually material to the Business (collectively, the "Commitments"). To Seller's knowledge, Seller is not in default under any of the Commitments, which default would have a material adverse effect on the Business.

         4.9 Litigation. To Seller's knowledge, there is no action or proceeding in any court or before any governmental authority ("Litigation") pending or threatened (a) against Seller in connection with the conduct of the Business, which, if determined adversely to Seller, would materially and adversely affect the Business, or (b) which seeks to enjoin or obtain damages in respect to the consummation of the transactions contemplated hereby.

         4.10 Compliance with Laws. To Seller's knowledge Seller is operating the Business in compliance in all material respects with all laws, rules, regulations and orders applicable to the Business, the violation of which would have a material adverse effect on the Business.

         4.11 Taxes. All required federal, state and other tax returns have been duly filed and all federal, state and other taxes, assessments and other related governmental charges on Seller or the Assets, which are due and payable, have been paid. There are no deficiencies in taxes existing, or to Seller's knowledge, threatened or existing or proposed for any year, not disclosed in the Financial Statements.

         4.12 Consents. Other than consents or approvals from the United States Food and Drug Administration, no consent, approval or authorization of, or exemption by, or filing with, any governmental or regulatory authority is required in connection with the execution, delivery or performance by Seller of this Agreement or the taking by Seller of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which Buyer is required to obtain or make.

         4.13 Assets of Business. The Assets constitute all of the tangible assets held for use or used primarily in connection with the Business and all Assets are sold "as is, where is".

         4.14 Brokers. Seller has not employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finders fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Seller for any such fee or commission to be claimed by any person or entity.



                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         5.1 Buyer's Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Florida, will be registered as a foreign corporation in good standing in the State of Minnesota by the Closing Date, and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

         5.2 Due Authorization, Execution and Delivery; Effect of Agreement. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and
(b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, rule or regulation to which Buyer is subject, (ii) violate any order, judgment or decree applicable to Buyer, or (iii) conflict with, or result in a breach or default under, the Articles of Incorporation, By-laws or other similar charter documents of Buyer, or any agreement or other instrument to which it is a party or by which it may be bound; except, in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.


                                   ARTICLE VI

                               CLOSING CONDITIONS

         6.1 Conditions to Buyer's Obligation to Close. The obligation of Buyer to purchase the Assets under this Agreement and consummate the transactions contemplated hereunder is subject to the satisfaction, at or before the Closing Date, of all the conditions set forth in this Section 6.1. Buyer may waive any or all of these conditions in whole or in part without prior notice.

         (a) Representations and Warranties of Seller. The representations and warranties of Seller contained in this Agreement will be true and correct in all respects on the date hereof and on the Closing Date.

         (b) FDA Compliance. Seller will have duly transferred to Buyer all information and material elements necessary to maintain compliance of the Business with all applicable requirements of the FDA.

         (c) Business Records. Seller will have furnished to Buyer all records related to the Business that Buyer may have reasonably requested.

         (d) Opinion of Counsel. Seller will have delivered to Buyer an opinion of counsel for Seller, dated the Closing Date, substantially in the form of
Exhibit 3.3(f).

         6.2 Conditions to Seller's Obligation to Close. The obligation of Seller to sell the Assets under this Agreement and consummate the transactions contemplated hereunder is subject to the satisfaction, at or before the Closing Date, of all the conditions set forth in this Section 6.2. Seller may waive any or all of these conditions in whole or in part without prior notice.

         (a) Representations and Warranties of Buyer. The representations and warranties of Buyer contained in this Agreement will be true and correct in all respects on the date hereof and on the Closing Date.

         (b) Performance of this Agreement. Buyer will have duly performed or complied with all material obligations to be performed or complied with by Buyer under the terms of this Agreement on or prior to the Closing Date.

         (c) Material Contracts. Seller will have received an executed transfer and assumption agreement or letter release from the Hennepin County Medical Center ("HCMC") providing for the release of Seller and the prospective assignment of all rights and obligations under the Agreement dated March 15, 1991, between Seller and HCMC, as amended most recently on March 22, 1995 (the "HCMC Contract") and a transfer and assumption agreement with respect to all such other material customer agreements between Seller and the unrelated third parties which are set forth on Schedule 4.8.

         (d) Opinion of Counsel. Buyer will have delivered to Seller an opinion of counsel for Buyer, dated the Closing Date, substantially in the form of
Exhibit 3.3(f) hereto.



                                   ARTICLE VII

                                    COVENANTS

         7.1 Confidentiality Agreement of Seller After Closing.

         (a) From and after the date hereof, except as otherwise consented to by Buyer in writing, (i) Seller will not directly or indirectly disclose or use in a manner adverse to Buyer any Business Confidential Information (as defined below) except as required by the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or by a governmental body;
(ii) the Business Confidential Information will be the exclusive property of Buyer and, any time on or after the date hereof, if requested by Buyer, Seller will promptly deliver to Buyer all Business Confidential Information, including all copies thereof, which are in the possession, or under the control, of Seller or its agents or representatives, without making or retaining any copies or extracts thereof (except Seller may maintain such originals as contemplated by Section 1.1(g) herein); and (iii) if Seller, its agents or representatives receive a request to disclose all or any part of the Business Confidential Information, Seller will (A) immediately notify Buyer of the existence, terms and circumstances surrounding such request, (B) consult with Buyer on the advisability of taking legally available steps to resist or narrow such request, and (C) if disclosure of such information is required, and at Buyer's cost and expense, exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded such portion of the disclosed information which Buyer so designates.

         (b) "Business Confidential Information" means any and all information relating to the management, operations, finances, products, trade secrets, technology or services of the Business, including, but not limited to, any and all financial data, computer programs and systems, computer based information, plans, projections, existing and proposed and contemplated projects or investments, formulae, processes, methods, products, manuals, drawings, supplier lists, customer lists, purchase and sales records, marketing information, commitments, correspondence and other information relating to the Business, whether written, oral or computer generated, other than such information as may at any time be or become lawfully available to the general public.

         (c) Buyer will be permitted to disclose Business Confidential Information as it deems necessary, only in the ordinary course of business or for such other purposes as it deems necessary for the continued operation of the Business.

         (d) The covenants and undertakings contained in this Section 7.1 relate to matters which may be of a special, unique and extraordinary character and a violation of any of the terms of this Section 7.1 may cause irreparable injury to Buyer, the amount of which may be impossible to estimate or determine and for which adequate compensation may not be available. Therefore, Buyer will be entitled to an injunction, restraining order or other equitable relief from a court of competent jurisdiction, restraining any violation or threatened violation of any such terms by Seller and such other persons as the court orders.

         7.2 Non-Competition by Seller. (a) Seller will not, for three (3) years from the date hereof, either directly or indirectly, alone or with others, enter into or engage in the sale, distribution or marketing of products or services that compete with products or services sold or marketed in the Business. Seller will not, for three (3) years from the date hereof, either hire or directly or indirectly, alone or with others, solicit or assist anyone else in the solicitation of, any of Buyer's employees (including only those employees employed by Seller as of the date hereof) to terminate their employment with Buyer and to become employed by any business enterprise with which Seller may then be associated, affiliated or connected.

         (b) The covenants and undertakings contained in this Section 7.2 relate to matters which may be of a special, unique and extraordinary character and a violation of any of the terms of this Section 7.2 may cause irreparable injury to Buyer, the amount of which may be impossible to estimate or determine and for which adequate compensation may not be available. Therefore, Buyer will be entitled to an injunction, restraining order or other equitable relief from a court of competent jurisdiction, restraining any violation or threatened violation of any such terms by Seller and such other persons as the court orders.

         7.3 Access to Business. Seller will afford Buyer and its officers, counsel, accountants and other authorized representatives full access to the facilities, properties, books and records of the Business so that Buyer may have appropriate opportunity to make all reasonable investigations as it may desire; provided, however, that any such investigation will be conducted in such a manner as not to interfere unreasonably with the business operations of Seller, and Buyer will be required to restore all property to the condition it was in prior to Buyer's investigation.

         7.4 Transactional Tax Undertakings. The parties hereto will cooperate to make any necessary filings with state and local taxing authorities with respect to the transactions contemplated herein. In the event that any sales or use tax, or any tax in the nature of a sales or use tax, or any transactional tax is payable or assessed relative to the transactions contemplated herein, Seller and Buyer will each pay one-half of such taxes. If either party pays the taxes owing, the non-paying party will promptly reimburse the other.

         7.5 Eltrax Employees.

         (a) Employees. On the Closing Date, Seller will terminate all employees whose names are set forth on Schedule 7.5(a) hereto (the "Terminated Employees"). On the Closing Date, and concurrently with such termination, Buyer agrees to hire the Terminated Employees on substantially the same terms as such Terminated Employee had with Seller (including prior service credit) for all salary, bonus, benefits (including without limitation health insurance, disability insurance, and participation, if any, in any other employee benefit plans of Seller, except the Seller's 401(k) plan). Additionally, Buyer agrees to provide each Terminated Employee with no less than four weeks' notice prior to terminating any Terminated Employee (except in cases of "for cause" termination).

         (b) After the Closing Date, Seller will make one or two of its employees (as listed on Schedule 7.5(b) hereof) available to provide maintenance and repair work concerning the Business on behalf of the Buyer at no cost to Buyer; provided, that such employee(s) on a confirmed basis will not be required to, and will not be asked to, work for Buyer for more than an aggregate twenty-five (25) hours per week. Any work by such employee(s) outside of regular business hours of Seller shall be counted toward the twenty-five (25) hour maximum. Buyer and Seller agree that such arrangement will terminate not later than the close of business on June 30, 1996, and such individuals will remain employees of Seller.

         (c) After the Closing Date, Seller will make available one production supervisor on a full-time basis as listed on Schedule 7.5(c), or on such other basis as Buyer may reasonably request of Seller after fourteen (14) days notice. Buyer will promptly reimburse Seller for all salary, employee benefits and related employment expenses incurred by Seller related to such person's employment with Seller. Buyer agrees to promptly reimburse Seller within five
(5) business days of receiving an invoice for such services, which will be on no more frequent a basis than the basis on which Seller incurs such employment related expenses.

         (d) Buyer agrees to indemnify and hold Seller harmless from and against any and all liabilities, damages and expenses related to or arising out of the activities and omissions of all such employees of Seller who are working in the Business under the direction of Buyer while performing activities by and on behalf of Buyer.

         7.6 Escrow Arrangement. Buyer and Seller agree that the prepayments paid to Seller and Buyer by Hennepin County Medical Center ("HCMC") for services to be rendered under the HCMC Contract, as defined in Section 6.2(c) hereof, will be deposited into a segregated bank account in the name of Eltrax Systems, Inc., which bank account will be used exclusively as an escrow arrangement for the purposes described herein (the "Escrow Account"). The amount initially to be deposited in the Escrow Account at or immediately prior to Closing is estimated to be Thirty Thousand Dollars ($30,000) on the Closing Date. Cash in the Escrow Account will be invested only in money market funds and other investments where principal may not decrease.

         (a) Withdrawals. Buyer and Seller agree that withdrawals may be made upon the joint written instruction of Seller and Buyer as specified below for any of the following purposes:

                  (i) as Buyer provides services to HCMC under the HCMC contract, the usual bonafide invoices prepared and sent by Buyer to HCMC may be paid directly out of the Escrow Account; and

                  (ii) if Seller does not receive any monthly payment of principal or interest when due under the Purchase Price Note, such sums shall be withdrawn, in the sole discretion of Seller, from the Escrow Account.

         (b) Deposits. Buyer and Seller agree that all prepaid and unearned income (which include payments received from HCMC for billings in excess of amounts invoiced by Eltrax and Buyer) under the HCMC Contract will be promptly deposited into the Escrow Account, and utilized for the purposes described herein.

         (c) Interest. Interest earned on the Escrow Account shall accrue in such account and be added to principal amount therein and shall be used first to pay all expenses associated with maintaining such account (including without limitation fees for writing checks and making withdrawals), and all interest earned on such account (less any taxes due to be paid thereon, which Seller may withdraw funds to pay) shall be paid to Buyer at the time such account is closed.

         (d) Duration. The Escrow Account shall remain in effect for as long as there remains services to be performed under the HCMC Contract, as such may be extended or amended from time to time, provided that the Escrow Account shall terminate not later than the date on which all principal and interest (if any) under the Purchase Price Note is paid in full by Buyer and cancelled by Seller. Upon termination of the Escrow Account in accordance with the terms hereof, any positive principal balance remaining therein after completion of all obligations under the HCMC Contract, as amended or extended, shall be paid to HCMC, except the interest earned in the Escrow Account as provided in Section 7.6(c).

         7.7 Future UCC Financing Statements. Buyer agrees that before moving any equipment purchased under this Agreement, including without limitation any assets included on Schedule 1.1 of this Agreement, Buyer will sign and deliver to Seller such UCC financing statements as are necessary to enable Seller to maintain its second lien priority security interests in such assets in any other jurisdiction to which such assets are moved. Buyer agrees that it will not move such assets until it has executed and delivered to Seller such UCC financing statements, and any other related documentation reasonably necessary to effectuate the intent of this paragraph, and such financing statements have been properly filed in the county recorder's office and secretary of state's office in the appropriate jurisdiction.

         7.8 Payment of Assumed Liabilities. Buyer will pay, perform or discharge, as and when due, each of the liabilities assumed pursuant to Section
1.3 hereof.



                                  ARTICLE VIII

            SURVIVAL, LIMITATION, INDEMNIFICATION AND RELATED MATTERS

         8.1 Survival. The representations and warranties of the parties hereto will survive the closing of the transactions contemplated hereby for a period of six months.

         8.2 Indemnification by Seller. Subject to the provisions of this
Article VIII, Seller agrees to indemnify and hold Buyer harmless from and against:

         (a) Any and all liabilities, obligations, damages and expenses resulting from the failure of any of the representations and warranties of Seller contained in this Agreement to have been true in all material respects;

         (b) Any and all liabilities, obligations, damages and expenses resulting from the failure of Seller to comply in all material respects with any of the covenants and agreements contained in this Agreement which are required to be performed by Seller;

         (c) Any and all liabilities, obligations, damages and expenses relating to the Seller or the Business for any period prior to the Closing Date other than those assumed by Buyer pursuant to Section 1.3 herein; and

         (d) All actions, suits, proceedings, costs and expenses, including reasonable attorneys' fees, incident to the foregoing.

         8.3 Limitation. Seller's liability for indemnification claims asserted by Buyer shall not exceed the Purchase Price provided, however, that if there is a valid indemnification claim asserted by Buyer, and Seller either acknowledges the claim or is ordered by a court of competent jurisdiction to make payment therefore, Buyer will first receive a credit in the amount of such claim to the extent of any principal amount outstanding under the Purchase Price Note, and the principal amount outstanding under the Purchase Price Note will be reduced in a corresponding amount.

         8.4 Indemnification by Buyer. Subject to the provisions of this Article VIII, Buyer agrees to indemnify and hold Seller harmless from and against:

         (a) Any and all liabilities, obligations, damages and expenses resulting from the failure of any of the representations and warranties of Buyer contained in this Agreement to have been true in all material respects;

         (b) Any and all liabilities, obligations, damages and expenses resulting from the Business for periods after the Closing Date and all liabilities and obligations assumed pursuant to Section 1.3 herein;

         (c) Any and all liabilities, obligations, damages and expenses resulting from the failure of Buyer to comply in all material respects with any of the covenants and agreements contained in this Agreement which are required to be performed by Buyer; and

         (d) All actions, suits, proceedings, costs and expenses, including reasonable attorney's fees, incident to the foregoing.

         8.5 Notice of Indemnification Claim. In the event any legal proceeding is threatened or instituted or any claim or demand is asserted by any person in respect of which payment may be sought under the provisions of this Article VIII, the party seeking such payment will promptly cause written notice of the assertion of any such claim of which it has knowledge and which is covered by this indemnity to be forwarded to the other party. Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement will state specifically the representation, warranty or covenant with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the party by reason of the claim.

         8.6 Reduction of Indemnification Claims. All claims for indemnification by any party hereto shall be determined net of (i) any tax benefit actually recognized and utilized to offset or reduce the tax liability of the indemnified party in the year of the claim, and (ii) any proceeds of insurance coverage actually paid to the indemnified Party with respect to such claim.

         8.7 Indemnification Procedure for Third-Party Claims. In the event of the initiation of any legal proceeding against either party (the "Indemnified Party") by a third party, the other party (the "Indemnifying Party") will have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnifying Party elects not to defend such proceeding, claim or demand, and Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, Indemnified Party may retain counsel, at the expense of Indemnifying Party, and control the defense of such proceeding. Neither Seller nor Buyer may settle any such proceeding without the consent of the other party, such consent not to be unreasonably withheld. After any final judgment or award has been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement has been consummated, or Buyer and the Seller have arrived at a mutually binding agreement with respect to each separate matter alleged to be indemnified by Indemnifying Party hereunder, Indemnified Party will forward to the Indemnifying Party notice of any sums due and owing by it with respect to such matter and the Indemnifying Party will pay all of the sums so owing to Indemnified Party by wire transfer, certified or bank cashier's check within thirty (30) days after the date of such notice.

         8.8 Exclusive Remedy. Except for equitable relief as provided under Sections 7.1 and 7.2, the exclusive remedy available to a party hereto in respect of the matters covered by Section 8.2 and 8.4 hereof is to proceed in the manner and subject to the limitations contained in this Article VIII.

                                   ARTICLE IX

                                   TERMINATION

         9.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned prior to Closing:

         (a) By mutual written agreement of Buyer and Seller; or

         (b) By Buyer or Seller if the Closing shall not have occurred on or before January 15, 1996, or as further extended by mutual consent of the Buyer and Seller; or

         (c) By the non-breaching party upon a material breach of a representation, warranty, covenant or other provision of this under this Agreement by the other party.

         9.2 Procedure Upon Termination. In the event of termination pursuant to
Section 9.1, written notice thereof shall forthwith be given to the other party or parties, and the provisions of this Agreement shall terminate, and the transactions contemplated herein shall be abandoned, without further action by any party hereto. If this Agreement is terminated as provided herein:

         (a) each party will redeliver all documents, work papers and other material of any other party (and all new documents and copies thereof created containing confidential information about the other party) relating to the transactions contemplated herein, whether so obtained before or after the execution hereof, to the party furnishing the same;

         (b) the confidentiality obligations of Section 7.1 shall continue to be applicable; and

         (c) except as provided in Section 9.1 and this subsection, no party shall have any liability for a breach of any representation, warranty, agreement, covenant or other provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof.



                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Entire Agreement. This Agreement (including the Exhibits and the Disclosure Schedule) constitutes the sole understanding of the parties with respect to the matters provided for herein and supersedes any previous agreements and understandings between the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement will be binding unless the same is in writing and duly executed by the parties hereto.

         10.2 Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned by any party without the prior written consent of the other party hereto, except that Buyer may, at its election, assign its rights under this Agreement to any direct or indirect wholly-owned subsidiary. Notwithstanding the foregoing, no assignment of this Agreement or any of the rights or obligations hereof by Buyer will relieve Buyer of its obligations under this Agreement to Seller and, upon any such assignment, the representations, warranties, covenants and agreements contained in this Agreement will be deemed to have been made by Buyer's assignee as well as by Buyer.

         10.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

         10.4 Headings. The headings of the sections and paragraphs of this Agreement are included for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction hereof.

         10.5 Modifications and Waivers. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement will be deemed to or will constitute a waiver of any other provisions hereof (whether or not similar).

         10.6 Expenses.

         (a) Except as otherwise specifically provided for in this Agreement, Seller and Buyer will each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of its own financial consultants, accountants and counsel.

         (b) Seller and Buyer agree that if any dispute between them, either occurring under, relating to or in connection with any of the provisions of this Agreement, is submitted to a court, arbitrator, tribunal or other appropriate entity, then all costs and expenses of the parties (including reasonable attorneys' fees) will be paid by the party against whom a determination by such court, arbitrator, tribunal or entity is made or, in the absence of a determination wholly against one party, as such court, arbitrator, tribunal or entity directs.

         10.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party will be in writing and delivered personally or by telephonic facsimile transmission or sent by registered or certified mail, postage prepaid (and if by telephonic facsimile transmission with a copy sent by mail), if to Seller to:

                           Mack V. Traynor, III
                           Chief Executive Officer
                           Eltrax Systems, Inc.
                           1775 Old Highway 8
                           St. Paul, MN  55112

                  with a copy to:

                           Thomas R. Marek
                           Oppenheimer Wolff & Donnelly
                           3400 Plaza VII Building
                           45 South Seventh Street
                           Minneapolis, MN  55402
                           Fax:  (612) 344-9376

                  if to Buyer to:

                           H. Joseph Friedman, Jr.
                           President
                           Emerald Archiving, Inc.
                           125 Bermuda Circle
                           Niceville, FL 32578
                           Fax: (904) 897-4956

                  with a copy to:

                           Bruce A. Haught
                           Attorney At Law
                           P.O. Box 5017
                           Destin, FL 32540
                           Fax: (904) 837-8121

or at such other address for a party as may be specified by like notice. Any notice which is delivered personally or by telephonic facsimile transmission in the manner provided herein will be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided will be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.


         10.8 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of Minnesota applicable to agreements made and to be performed in such jurisdiction without reference to conflicts of law principles.

         10.9 Public Announcements. Neither Seller nor Buyer will make any public statements, including without limitation any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required by law and except that the party required to make such announcement will, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

         10.10 Further Assurances. At any time or from time to time after the date hereof, either party will, at the request of the other party and at such other party's expense, execute and deliver any further instruments or documents and take all such further action as such party reasonably may request in order to consummate and make effective the transactions contemplated by this Agreement.

         10.11 Severability. If any provision hereof is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality or unenforceability will have no effect upon and will not impair the enforceability of any other provision of this Agreement.

         10.12 No Third Party Beneficiaries. Except as expressly permitted by this Agreement, nothing in this Agreement will confer any rights upon any person or entity which is not a party or permitted assignee of a party to this Agreement.

         10.13 Arbitration. With the sole exception of the injunctive relief contemplated by Sections 7.1 and 7.2, any controversy or claim arising out of or relating to this Agreement, or the making, performance or interpretation thereof, including without limitation alleged fraudulent inducement thereof, will be settled by binding arbitration in Atlanta, Georgia by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts of the State of Minnesota for this purpose.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                                      ELTRAX SYSTEMS, INC.


                                      By /s/ Mack V. Traynor, III
                                         Mack V. Traynor, III
                                         Its President


                                      EMERALD ARCHIVING, INC.


                                      By /s/ H. Joseph Friedman, Jr.
                                         H. Joseph Friedman, Jr.
                                         Its President